SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              AMENDMENT NO. 1 TO

                                   FORM SB-2

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                           HITCHIN' POST INCORPORATED
                 (Name of small business issuer in its charter)

           NEVADA                          4813                   33-0885759
   (State of Incorporation)   (Primary Standard Industrial    (I.R.S. Employer
                               Classification Code Number)     Identification
                                                                   Number)


                        44489 TOWN CENTER WAY, SUITE D415
                        PALM DESERT, CA 92260-2723
                        (760) 773-9227 (PHONE)
          (Address and telephone number of principal executive offices)
                           --------------------------

                        44489 TOWN CENTER WAY, SUITE D415
                        PALM DESERT, CA 92260-2723
                        (760) 773-9227 (PHONE)
                        (760) 340-6629 (TELECOPY)
(Address of principal place of business or intended principal place of business)
                           --------------------------

                          CORPORATE SERVICE CENTER, INC.
                           1475 Terminal Way, Suite E
                                RENO, NEVADA 89502
                                 (775)329-7721

           (Name, address and telephone number of agent for service)

                                   COPIES TO:

                                 KENNETH G. EADE
                                 Attorney at Law
                            827 State Street, Suite 26
                             Santa Barbara, CA 93101
                              (805)560-9828 (PHONE)
                            (805) 560-3608 (TELECOPY)
                           --------------------------

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES

AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ("S.E.C."), ACTING
PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                          DATED MARCH 2, 2000

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE S.E.C.. THESE SECURITIES MAY NOT BE SOLD NOR MAY
OFFERS TO BUY BE ACCEPTED BEFORE THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE

SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

HITCHIN' POST INCORPORATED IS A BLANK CHECK COMPANY THAT HAS NO SPECIFIC BUSINESS PLAN OR PURPOSE OTHER THAN TO ENGAGE IN A MERGER OR ACQUISITION WITH AN UNIDENTIFIED COMPANY OR COMPANIES. THIS OFFERING IS MADE PURSUANT TO S.E.C. RULE 419. SEE "RULE 419 BLANK CHECK OFFERING--OFFERING TERMS AND ESCROW PROVISIONS."

PROSPECTUS

HITCHIN' POST INCORPORATED

10,000 SHARES OF COMMON STOCK

Up to 10,000 of the shares of Common Stock offered hereby (the "Offering") are being sold by HITCHIN' POST INCORPORATED ("Hitchin' Post ").
There is no minimum contingency and no escrow or impound, and the proceeds may be utilized by Hitchin' Post in its discretion. Hitchin' Post's Common Stock is not currently listed or quoted on any quotation medium. There can be no assurance that Hitchin' Post's common stock will ever be quoted on any quotation medium or that any market for Hitchin' Post's stock will ever develop.

                              ------------------------

THE COMMON STOCK OFFERED HEREBY IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS" AND "DILUTION."

                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                             PRICE              UNDERWRITING
PROCEEDS
                             TO                 DISCOUNTS AND           TO
                             PUBLIC             COMMISSIONS(2)
COMPANY(1)


Per Share................$     1.00               $0                   $  1.00
Total (Minimum)......... $   10,000               $0                   $10,000
Total (Maximum)......... $   10,000               $0                   $10,000


(1) Before deducting expenses payable by Hitchin' Post, estimated at approximately
$12,000. This offering is self-underwritten, so Hitchin' Post is not obligated to pay commissions or fees on the sales of any of the shares. This offering is for up to 10,000 common shares.

(2)This offering is self underwritten by Hitchin' Post through its officers and directors. Hitchin' Post reserves the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part.

                                    MARCH 2, 2000
                              ------------------------
                               AVAILABLE INFORMATION

Hitchin' Post is subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") under Section 12 of the Act, and in accordance therewith will file reports and other information with the S.E.C. Reports, proxy statements and other information filed by the Company can be inspected and copied at the principal office of the S.E.C., Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies can be obtained from the Commission at prescribed rates by writing to the S.E.C. at 450 Fifth Street, N.W., Washington, D.C. 20549. The S.E.C. maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web site is http://www.sec.gov.

Hitchin' Post has filed with the S.E.C. a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to sales of the shares of Common Stock offered hereby. This Prospectus omits certain information contained in the Registration Statement. For further information, you can examine the Registration

Statement, the exhibits and financial statements filed as a part thereof, which may be examined without charge at the office of the S.E.C., and photocopies of which, or any portion thereof, may be obtained upon payment of the prescribed fee.

Statements contained in this Prospectus as to the contents of any agreement or other document referred to are not complete, and where such agreement or other document is an exhibit to the Registration Statement, each statement is deemed to be qualified and amplified in all respects by the provisions of the exhibit.


                               PROSPECTUS SUMMARY

THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS, INCLUDING THE INFORMATION SET FORTH UNDER "RISK FACTORS." CERTAIN STATEMENTS CONTAINED IN THE PROSPECTUS SUMMARY AND ELSEWHERE IN THIS PROSPECTUS REGARDING MATTERS THAT ARE NOT HISTORICAL FACTS, SUCH AS STATEMENTS REGARDING GROWTH TRENDS IN THE INDUSTRY AND HITHCIN' POST'S GROWTH STRATEGY AND PLANS TO INTRODUCE ADDITIONAL PRODUCTS OR SERVICES, ARE FORWARD-LOOKING STATEMENTS (AS SUCH TERM IS DEFINED IN THE SECURITIES ACT). SINCE SUCH FORWARD-LOOKING STATEMENTS INCLUDE RISKS AND UNCERTAINTIES, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED HEREIN UNDER "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS," AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS.



                      HITCHIN' POST--THE COMPANY

CORPORATE BACKGROUND

Hitchin' Post Incorporated is a development stage company, organized under the laws of the state of Nevada on May 23, 1996. Hitchin' Post is not engaged in any operations other than organizational matters. It was formed specifically to be a blank check or shell corporation, for the purpose of either merging with or acquiring an operating company with operating history and assets.

The primary activity of Hitchin' Post is to seek an operating company or companies to acquire or merge with. Hitchin' Post has not selected any company for acquisition or merger and does not intend to limit potential acquisition candidates to any particular field or industry, but does retain the right to limit acquisition or merger candidates, if it so chooses, to a particular field or industry. Hitchin' Post's plans are in the conceptual stage only.

                 THE OFFERING

Common Stock Offered......................... Up to 10,000 shares

Common Stock Outstanding after the
 Offering................................... 1,010,000 shares(1)

Use of Proceeds.............................. Working capital

Symbol....................................... None

Risk Factors.................................

The shares of Common Stock offered hereby involve a high degree of risk and immediate substantial dilution. See "Risk Factors" and "Dilution"

(1) Figures are based on the current outstanding shares of 1,000,000.

           SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, including the Notes thereto, included elsewhere in this Prospectus. The statement of operations data for the years ended 1998 and 1999 and the consolidated balance sheet data at December 31, 1999 are derived from Hitchin' Post's audited Consolidated Financial

Statements included elsewhere in this Prospectus. The consolidated statement of operations data for the years ended 1998 and 1999 are derived from Hitchin' Post's audited financial statements for those years, which are included in this Prospectus. These statements include all adjustments that Hitchin' Post considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods. The operating results for the year ended 1999 are not necessarily indicative of the results to be expected for the full year or for any future period.




BALANCE SHEET DATA:
                                                                  December 31,

-------------------
                                                                1999     1998
                                                              -------
-------

Assets: ............................................         $  --      $   --

                                                             =======    =======


Liabilities - Accounts Payable .....................         $  --       $  200

                                                             -------    -------
Stockholders' Equity:
 Common Stock, Par value $.001
  Authorized 100,000,000 shares,
  Issued 1,000,000 shares at December 31,
  1999 and 1998 ..................................            1,000
1,000
 Paid-In Capital ..................................             440
 --
 Retained Deficit .................................          (1,200)
(1,200)
 Deficit Accumulated During the
  Development Stage ..............................             (240)
 --
                                                              -------
-------

   Total Stockholders' Equity ....................               --
(200)
                                                              -------
-------
   Total Liabilities and

    Stockholders' Equity ........................            $  --        $  --
                                                              =======
=======

STATEMENT OF OPERATIONS DATA:
                                                                 Cumulative
                                               For year ended    Since
Inception

                                               December 31,      of Development
                                               --------------    Stage
                                               1999    1998
                                              -----    -----     -----
Revenues:                                    $  --    $  --      $  --
Expenses:                                       240     100        240
                                               -----   -----     -----
   Net Loss                                  $ (240)  $(100)      (240)
                                               -----   -----     -----
Basic & Diluted loss per share               $  --    $ --
                                               =====   =====     =====

                                   RISK FACTORS

PROSPECTIVE INVESTORS IN THE SHARES OFFERED HEREBY SHOULD CAREFULLY CONSIDER
THE
FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION APPEARING IN THIS PROSPECTUS.

LIMITED OPERATING HISTORY; HISTORY OF LOSSES; SIGNIFICANT ACCUMULATED AND WORKING CAPITAL DEFICITS

Hitchin' Post is a development stage company which has no operating history upon which an evaluation of its future performance and prospects can be made. The Company's prospects must be considered because of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition. Since inception, Hitchin' Post has incurred significant losses.

 BLANK CHECK COMPANY

Hitchin' Post is a blank check company whose only plan of operations is to seek to acquire an operating company with income and/or assets with which to merge or acquire. There can be no assurance that Hitchin' Post will be successful in finding such a merger or acquisition candidate, and the investor should be prepared to lose his or her entire investment.

INTENSE COMPETITION

It is unknown what industry Hitchin' Post's potential merger/acquisition candidate will be from. However, most industries are generally intensely competitive,

rapidly evolving and subject to constant technological change. Competitors with greater financial resources than Hitchin' Post are more equipped to compete with
Hitchin' Post in any industry. There can be no assurance that Hitchin' Post will be able to compete successfully in any chosen industry.

DEVELOPMENT STAGE COMPANY

Hitchin' Post is still in the development stage and has not commenced operations. Its operations are subject to all of the risks inherent in establishing a new business enterprise. Hitchin' Post's potential for success must be considered because of the problems, expenses, difficulties, complications and delays frequently encountered in connection with a new business. No assurance can be given that Hitchin' Post will be successful.

LIMITED CAPITAL AND NEED FOR SIGNIFICANT ADDITIONAL FINANCING

Hitchin' Post anticipates that the net proceeds of this offering will satisfy its operating cash requirements for at least 12 months after this offering is consummated. However, no assurance can be given that Hitchin' Post will not require additional financing sooner than currently anticipated. In order to continue with its planned operations, Hitchin' Post is dependent upon additional equity financing. There can be no assurance that it can obtain additional equity financing.

NO PUBLIC MARKET AND POSSIBLE VOLATILITY OF COMMON STOCK PRICES

Before this offering, Hitchin' Post's common shares have never been freely traded and there is no public market for its stock. No assurance can be given that an active public market will develop or be sustained after the offering. There also can be no assurance that Hitchin' Post's securities will be quoted on any recognized quotation medium. The initial public offering price of the shares has been arbitrarily determined by Hitchin' Post. The trading price of the securities could be subject to wide fluctuations in response to quarter-to-quarter variations in operating results, announcements, and other events or factors. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for many companies and which often have been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the securities.

PENNY STOCK RESTRICTIONS

While there can be no assurance that any public market will ever develop for Hitchin' Post's common stock, if such a market should develop, trading the Company's Common Stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended ("Exchange

Act"), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine that the investment is suitable for the purchaser and obtain the purchaser's written consent to the transaction before sale. The additional burdens imposed upon broker- dealers by such requirements may discourage them from effecting transactions in the Company's securities, which could severely limit the liquidity of Hitchin' Post's securities and the ability of purchasers in this Offering to sell such securities in the secondary market.

BROAD DISCRETION IN APPLICATION OF NET PROCEEDS BY MANAGEMENT

The estimated net proceeds of the Offering has been allocated to working capital and general corporate purposes. Accordingly, Hitchin' Post's management will have broad discretion as to the application of these proceeds. A portion of the proceeds allocated to working capital may be used by Hitchin' Post to pay salaries, including salaries of its executive officers, and for acquisitions.

Although Hitchin' Post currently has no agreement, arrangement or understanding with respect to any acquisition, should an acquisition opportunity be identified by Hitchin' Post, the Board of Directors may have the ability to approve such acquisition without seeking stockholder approval.

RELATED PARTY TRANSACTIONS; POSSIBLE CONFLICTS OF INTEREST

Hitchin' Post has engaged in transactions with certain of its officers, directors and principal stockholders. The terms of such transactions were determined without arms' length negotiations and could create, or appear to create, potential conflicts of interest which may not necessarily be resolved in the Company's favor. See "Certain Transactions."

DILUTION

The public offering price is substantially higher than the net tangible book value per share of the currently outstanding Common Stock. Investors purchasing shares of Common Stock in the Offering will therefore experience immediate dilution in net tangible book value, assuming a $1.00 per share offering price.
See "Dilution."

POTENTIAL ACQUISITION TO BE LIMITED TO ONE BUSINESS VENTURE

Management anticipates that it will only participate in one potential business venture. This lack of diversification should be considered a substantial risk in investing in Hitchin' Post because it will not permit Hitchin' Post to offset potential losses from one venture against gains from another.

     RULE 419 BLANK CHECK OFFERING--OFFERING TERMS AND ESCROW PROVISIONS


This offering is made pursuant to Rule 419 promulgated by the SEC. All securities issued in this offering and the gross proceeds therefrom will be deposited promptly into an escrow account maintained by an insured depository institution, to be held for the benefit of purchasers named and identified in accordance with regulations of the Federal Deposit Insurance Corporation. All deposited proceeds, interest and dividends thereon shall be held by the depository institution as escrow for the sole benefit of the purchasers of the securities in this offering. Deposited proceeds shall be invested only in deposit funds of the depositary institution, securities of any open end investment company registered under the Investment Act, or securities that are direct obligations or guaranteed by the United States government.

From the proceeds of each deposit into the escrow account, 10% of such proceeds shall be released to the Company. If the Company is successful in obtaining an agreement of a target company for acquisition or merger, which company has assets representing 80% or more of the maximum proceeds of this offering, the Company will file a post-effective amendment (the "amendment") to its registration statement on From SB-2, disclosing information including the financial statements of the Company and the Company to be acquired and pro forma financial information, the gross offering proceeds received to the date of the amendment, an accounting of the use and application of funds disbursed to the Company, and the terms of this offering. Within five business days after the effective date of the amendment, the Company will send a copy of the prospectus contained in said amendment to each investor, who will each have twenty (20) business days thereafter, up to a maximum of 45 business days, to notify the Company in writing that the investor intends to remain an investor. If the Company has not received such written notification by the 45th business day following the effective date of the amendment, any funds contributed by the investor, along with any interest and dividends, if any, held in the escrow account, will be sent back to the investor by first class mail within five business days.

If a sufficient number of investors notify the Company of their intentions to remain a purchaser and the acquisition or merger has been consummated, upon evidence of such being presented to the escrow, the funds held in escrow, along with any accumulated interest or dividends shall be released to the Company. If an acquisition or merger not meeting this criteria is not consummated within 18 months of the effective date of the initial registration statement of which this prospectus is a part, all funds held in escrow shall be returned by first class mail within five business days following that date.

Interest or dividends earned on the funds, if any, shall be held in the escrow account until the funds are released. If the funds are released to the company, the company shall be entitled to the accrued interest on the funds. If the funds are released to the investor, the investor shall be entitled to the interest or dividends on the funds.
Checks must be made payable to Wells Fargo Bank as escrow agent.


                               USE OF PROCEEDS

The net proceeds to Hitchin' Post from the sale of the shares of Common Stock offered hereby are estimated to be approximately $10,000. Hitchin' Post intends to use these proceeds for working capital and general corporate purposes.

The allocation of the net proceeds of the Offering set forth above represents Hitchin' Post's best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and Hitchin' Post's future revenues and expenditures. If any of these factors change, Hitchin' Post may find it necessary or advisable to reallocate some of the proceeds within the above-described categories.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

Hitchin' Post anticipates, based on currently proposed plans and assumptions relating to its operations (including the costs associated with its growth strategy), that the proceeds of the Offering, if at least the minimum number of shares are sold, together with its existing financial resources and cash flow from operations, should be sufficient to satisfy its anticipated cash requirements for the next twelve months; however, there can be no assurance that this will be the case. Hitchin' Post's actual cash requirements may vary materially from those now planned and will depend upon numerous factors, including the general market acceptance of Hitchin' Post's new and existing products and services, the growth of Hitchin' Post's distribution channels, the technological advances and activities of competitors, and other factors. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                  DIVIDEND POLICY

Hitchin' Post has never declared or paid cash dividends on its capital stock. The

Company currently intends to retain earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.

                          PRICE RANGE OF SECURITIES

Hitchin' Post's common stock is not listed or quoted at the present time, and there is no present public market for Hitchin' Post's common stock. Hitchin' Post's market maker will apply for its securities to be quoted on the National Quotation Bureau's "pink sheets," or the NASD to quote Hitchin' Post's securities on the NASD OTC Bulletin Board
("Bulletin Board"), but there can
be no assurance that Hitchin' Post's stock will be quoted on the pink sheets or the Bulletin

Board. Thus, there can be no assurance that a public market for Hitchin' Post's common stock will ever develop.


                                CAPITALIZATION

The following table sets forth the short-term debt and capitalization of the Company as of December 31, 1999, and the pro forma capitalization of Hitchin' Post as of May 31, 2000, giving effect to the sale of the of 10,000 shares at the price of $1.00 share, after deducting estimated offering expenses. The table should be read in conjunction with the Consolidated Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus.

BALANCE SHEET DATA:
                                              12/31/99
5/31/2000
                                              --------               ---------

Assets: ................................        $ --                   $10,000
                                              =======                 ========

Liabilities - Accounts Payable .........        $ --                   $   --
                                              -------                 --------
Stockholders' Equity:
 Common Stock, Par value $.001
  Authorized 100,000,000 shares,
  Issued 1,000,000 shares at December 31,
  1999 and 1998 ........................        1,000                   1,050
 Paid-In Capital .......................          440                  48,950
 Retained Deficit ......................       (1,200)                 (1,200)
 Deficit Accumulated During the
  Development Stage ....................         (240)                   (248)
                                              --------                --------

   Total Stockholders' Equity ..........           --                    (200)
                                              -------                 --------
   Total Liabilities and
    Stockholders' Equity ...............      $    --                 $ 8,552
                                              =======                 ========
                            DILUTION

As of December 31, 1999, Hitchin' Post's net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of Hitchin' Post's tangible assets less its total liabilities. Net tangible book value per share represents Hitchin' Post's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 10,000 shares at an offering price of $1.00 per share of Common Stock, application of the estimated net sale proceeds (after deducting offering expenses), Hitchin' Post's net tangible book value as of the closing of this offering would increase from $0 to $.008. This represents an immediate increase in the net tangible book value of $.008 per share to current shareholders, and immediate dilution of $.992 per share to new investors, as illustrated in the following table:

Public offering price per
share of common stock                 $1.00
Net tangible book value per share before offering................   $0
Increase per share attributable to new investors...................  $.008
Net tangible book value per share after offering...................  $.008
Dilution per share to new investors................................  $0.992
Percentage dilution................................................  99.2%


                              BUSINESS



Hitchin' Post has not engaged in any operations other than organizational matters.
It was formed in May, 1996, specifically to be a "blank check" or "shell" corporation, for the purpose of either merging with or acquiring an operating company with operating history and assets. The primary activity of Hitchin' Post is to seek merger or acquisition candidates.

SOURCES OF OPPORTUNITIES

Hitchin' Post anticipates that business opportunities for possible acquisition will be referred by various sources, including its officers and directors, professional advisers, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals. Hitchin' Post will seek a potential business opportunity from all known sources, but will rely principally on personal contacts of its officers and directors as well as indirect associations between them and other business and professional people. Hitchin' Post does not anticipate that it will engage professional firms specializing in business acquisitions or reorganizations. The officers and directors of Hitchin' Post are currently employed in other positions and will devote only a portion of their time (not more than a couple hours per week) to the business affairs of Hitchin' Post, until such time as an acquisition has been determined to be highly favorable, at which time they expect to spend full time in investigating and closing any acquisition. In addition, in the face of competing demands for their time, the officers and directors may grant priority to their full-time positions rather than to Hitchin' Post.

EVALUATION OF OPPORTUNITIES

The analysis of new business opportunities will be undertaken by or under the supervision of the officers and directors of Hitchin' Post. Management intends to concentrate on identifying prospective business opportunities that may be brought to its attention through present associations with management.

In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operation, if any; prospects for the future; present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of Hitchin' Post; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services or trades; name identification; and other relevant factors. Officers and directors of each Company will meet personally with management and key personnel of the firm sponsoring the business opportunity as part of their investigation. To the extent possible, Hitchin' Post intends to utilize written reports and personal investigation to evaluate the above factors. Hitchin' Post will not acquire or merge with any company for which audited financial statements cannot be obtained.

Any opportunity in which Hitchin' Post participates

will present certain risks. Many of these risks cannot be adequately identified before selection of the specific opportunity, and Hitchin' Post's shareholders must, therefore, depend on the ability of management to identify and evaluate such risk. There is a risk, even after Hitchin' Post's participation in the activity and the related expenditure of Hitchin' Post's funds, that the combined enterprises will still be unable to advance beyond the development stage. Many of the opportunities may involve new and untested products, processes, or market strategies that may not succeed. Hitchin' Post and, therefore, its shareholders will assume such risks.

Hitchin' Post will not restrict its search for any specific kind of business, but may acquire a venture which is in the development stage or which is already in operation. It is currently impossible to predict the status of any business in which Hitchin' Post may become engaged, in that such business may need additional capital, may merely desire to have its shares publicly traded, or may seek other perceived advantages which Hitchin' Post may offer.

ACQUISITION OF OPPORTUNITIES

In implementing a structure for a particular business acquisition, Hitchin' Post may become a party to a merger, consolidation, reorganization, joint venture, franchise or licensing agreement with another corporation or entity. It may also purchase stock or assets of an existing business. On the consummation of a transaction, it is possible that the present management and shareholders of the Company will not be in control of Hitchin' Post. In addition, a majority or all of
Hitchin' Post's officers and directors may, as part of the terms of the acquisition transaction, resign and be replaced by new officers and directors without a vote of Hitchin' Post's shareholders.

Any securities issued in any such reorganization would likely be issued in reliance on exemptions from registration under applicable Federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, Hitchin' Post may agree to register such securities either at the time the transaction is consummated, under certain conditions or at specified time thereafter. The issuance of substantial additional securities and their potential sale into any trading market in Hitchin' Post's Common Stock may have a depressive effect on such market.

Hitchin' Post may have to structure any acquisition or merger to avoid the creation of a taxable event and thereby structure the acquisition in a so called
"tax free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1986, as amended (the "Code"). To obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, the shareholders of Hitchin' Post, including past and current investors, would retain less than 20% of the issued and outstanding shares of the surviving entity, which could result in significant dilution in the equity of such shareholders.

As part of Hitchin' Post's investigation, officers and directors of Hitchin' Post will meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check reference of management and key personnel, and take other reasonable investigative measures, to the extent of Hitchin' Post's limited financial resources and management expertise. The manner in which each Company participates in an opportunity will depend on the nature of the opportunity, the respective needs and desires of Hitchin' Post and other parties, the management of the opportunity, and the relative negotiating strength of Hitchin' Post and such other management.

With respect to any mergers or acquisitions, Hitchin' Post's shareholders will likely hold a lesser percentage ownership interest in Hitchin' Post following any merger or acquisition. The percentage ownership may be subject to significant reduction if Hitchin' Post acquires a target company with substantial assets. Any merger or acquisition effected by Hitchin' Post will likely have a significant dilution effect on the percentage of shares held by Hitchin' Post's current shareholders.

Hitchin' Post will not have sufficient funds (unless it is able to raise funds in a private placement) to undertake any significant development, marketing and manufacturing of any products which may be acquired. Accordingly, following the acquisition of any such product, Hitchin' Post will, in all likelihood, be required to either seek debt or equity financing or obtain funding from third parties, in exchange for which Hitchin' Post would probably be required to give up a substantial portion of its interest in any acquired product. There is no assurance that Hitchin' Post will be able either to obtain additional financing or interest third parties in providing funding for the further development, marketing and manufacturing of any products acquired.

Hitchin' Post anticipates that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision were made not to participate in a specific business opportunity the costs therefore incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss of Hitchin' Post of the related costs incurred.



PROPERTIES

Hitchin' Post has an oral agreement with Hitchin' Post president for use of office space, telephones and secretarial services supplied free of charge to the Company. Hitchin' Post has no other property.

COMPETITION

Hitchin' Post is an insignificant participant among firms which engage in business combinations with, or financing of, development stage enterprises. There are many established management and financial consulting companies and venture capital firms which have significantly greater financial and personnel resources, technical expertise and experience than Hitchin' Post.

REGULATION AND TAXATION


The Investment Company Act of 1940 defines an "investment company" as an issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. While Hitchin' Post does not intend to engage in such activities, Hitchin' Post could become subject to regulation under the Investment Company Act of 1940 in the event Hitchin' Post obtains or continues to hold a minority interest in a number of development stage enterprises. Hitchin' Post could be expected to incur significant registration and compliance costs if required to register under the Investment Company Act of 1940. Accordingly, management will continue to review the Company's activities from time to time with a view toward reducing the likelihood that Hitchin' Post could be classified as an "investment company."

Hitchin' Post intends to structure a merger or acquisition in such a manner as to minimize Federal and state tax consequences to Hitchin' Post and to any target company.

PATENTS

Hitchin' Post owns no patents and no Internet domain names.

EMPLOYEES

Hitchin' Post's only employees at the present time is its sole officer and director, who will devote as much time as the Board of Directors determine is necessary to carry out the affairs of Hitchin' Post. (See Directors, Executive Officers, Promoters and Control Persons").


               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                     CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with Hitchin' Post's Consolidated Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus.

COMPANY OVERVIEW

Hitchin' Post was organized on May 23, 1996, and has never commenced operations.
Hitchin' Post is a "blank check" or "shell corporation", in the development stage, whose plan of operations is limited to locating a merger or acquisition candidate. Hitchin' Post's common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that Hitchin' Post will ever acquire a suitable merger or acquisition candidate or that its common stock will ever develop a market.

                        PLAN OF OPERATIONS-IN GENERAL

Hitchin' Post was organized to seek, investigate and, if such investigation warrants, acquire an interest in one or more business opportunities presented to it by persons or firms who or are seeking a publicly held corporation. At this time, Hitchin' Post has no plan, proposal, agreement, understanding or arrangement to acquire or merge with any specific business or company, and the Company has not identified any specific business or company for investigation and evaluation. No member of Management or promoter of Hitchin' Post has had any material discussions with any other company with respect to any acquisition of that company. Hitchin' Post will not restrict its search to any specific business, industry or geographical location, and Hitchin' Post may participate in a business venture of any kind or nature.

Hitchin' Post's plan of operations over the next 12 months includes the seeking of acquisition or merger opportunities. During the next twelve months, Hitchin' Post plans to satisfy its cash requirements by additional equity financing. There can be no assurance that Hitchin' Post will be successful in raising additional equity financing, and, thus, be able to satisfy its cash requirements, which primarily consist of legal and accounting fees at the present time. If the company is unable to raise equity capital, and it presently has no cash with which to satisfy any future cash requirements. Hitchin' Post will need a minimum of $10,000 to satisfy its cash requirements for the next 12 months. Hitchin' Post will not be able to operate if it does not obtain equity financing. Hitchin' Post has no current material commitments. Hitchin' Post depends upon capital to be derived from future financing activities such as subsequent offerings of its stock. There can be no assurance that Hitchin' Post will be successful in raising the capital it requires. Hitchin' Post does not anticipate any further research and development of any products, nor does it expect to incur any research and development costs. Hitchin' Post does not expect the purchase or sale of plant or any significant equipment, and it does not anticipate any change in the number of its employees. Hitchin' Post has no current material commitments.
Hitchin' Post
has generated no revenue since its inception.

Hitchin' Post is still a development stage company, with no significant revenue, and is dependent upon the raising of capital through placement of its common stock. There can be no assurance that Hitchin' Post will be successful in raising the capital it requires through the sale of its common stock.

Hitchin' Post intends to utilize the proceeds from this offering or to obtain funds in one or more private placements to finance the operation of any acquired business. Persons purchasing securities in these placements and other will not participate in any decision regarding any acquisition. Hitchin' Post's proposed business is sometimes referred to as a "blind pool" because any investors will entrust their investment monies to Hitchin' Post's management before they have a chance to analyze any ultimate use to which their money may be put. Consequently, Hitchin' Post's potential success is heavily dependent on its management, which has unlimited discretion in searching for and entering into a merger or acquisition. There can be no assurance that Hitchin' Post will be able to raise any funds in private placement. In any private placement, management may purchase shares on the same terms as offered in the private placement.

Management anticipates that it will only participate in one potential business venture. This lack of diversification should be considered a substantial risk in investing in Hitchin' Post because it will not permit Hitchin' Post to offset potential losses from one venture against gains from another.

Hitchin' Post may seek a business opportunity with a firm that only recently commenced operations, or a developing company in need of additional funds for expansion into new products or markets, or an established company seeking a public vehicle. In some instances, a business opportunity may involve the acquisition or merger with a corporation which does not need substantial additional cash but which desires to establish a public trading market for its common stock. Hitchin' Post may purchase assets and establish wholly owned subsidiaries in various businesses or purchase existing businesses as subsidiaries. Hitchin' Post anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, management believes that there are numerous firms seeking the benefits of a publicly traded corporation. Such perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statues) for all shareholders, and other factors. Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. As is customary in the industry, Hitchin' Post may pay a finder's fee for locating an acquisition prospect. If any such fee is paid, it will be approved by Hitchin' Post's
Board of
Directors and will be in accordance with the industry standards. Such fees are customarily between 1% and 5% of the size of the transaction, based upon a sliding scale of the amount involved. Such fees are typically in the range of 5% on a $1,000,000 transaction ratably down to 1% in a $4,000,000 transaction. Management had adopted a policy that such a finder's fee or real estate brokerage fee could, in certain circumstances, be paid to any employee, officer, director or 5% shareholder of Hitchin' Post, if such person plays a material role in bringing a transaction to Hitchin' Post. As part of any transaction, the acquired company may require that Management or other stockholders of the Company sell all or a portion of their shares to the acquired company, or to the principals of the acquired company. It is anticipated that the sales price of such shares will be lower than the anticipated market price of Hitchin'
Post's
Common Stock at such a time. Hitchin' Post's funds are not expected to be used for purposes of any stock purchase from insiders. Hitchin' Post shareholders will not be provided the opportunity to approve or consent to such sale. The opportunity to sell all or a portion of their shares in connection with an acquisition may influence management's decision to enter into a specific transaction. However, management believes that since the anticipated sales price will potentially be less than market value, that the potential of a stock sale will be a material factor in their decision to enter a specific transaction.

Hitchin' Post has, and will continue to have, insufficient capital to provide the owners of business opportunities with any significant cash or other assets. However, management believes Hitchin' Post will offer owners of businesses the opportunity to acquire a controlling ownership interest in a public company at substantially less cost than is required to conduct an initial public offering. The owners of the business opportunities will, however, incur significant post-merger or acquisition registration costs in the event they wish to register a portion of their shares for subsequent sale. Hitchin' Post will also incur significant legal and accounting costs in connection with the acquisition of a business opportunity including the costs of preparing post-effective amendments, and other S.E.C. filings, agreements and related reports and documents.

LIQUIDITY AND CAPITAL RESOURCES

Hitchin' Post has never previously undertaken an offering of its common stock.
Current expenses of Hitchin' Post have been contributed by its founder. The Company has no assets and thus no liquidity and no capital resources.


                     LEGAL PROCEEDINGS

Hitchin' Post is not subject to any pending litigation, legal proceedings or claims.

                        MANAGEMENT

EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

The members of the Board of Directors of Hitchin' Post serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

 The current executive officers, key employees and directors of Hitchin' Post are as follows:


NAME                           AGE                   POSITION

Shirley Bethurum               71                    Pres./Sec./Dir.

SHIRLEY BETHURUM. Shirley Bethurum, 71, has been Sole Director, President and Secretary of Hitchin' Post since her appointment on May 27, 1996. Ms. Bethurum has been a principal of several start-up companies. Her experience and skills include office management, manufacturing design and equipment purchase, purchase and supply management, direct sales and advertising implementation, warehouse management and fulfillment, new product introduction and start-up and financial management. Since 1978, Ms. Bethurum has been the general manager of Bethurum Research and Development, a pharmaceutical and laboratory company which develops, manufactures, markets and sells several environmentally-safe products. including Easy-Ivy (TM), Beach-Aid (TM), Inter-Fear-On-Magic (TM) and
Bushwhacker (TM). Additionally Ms. Bethurum serves as an officer and director from time to time for other for profit corporations, some of which maintain a public trading status.

EXECUTIVE COMPENSATION

No compensation is paid or anticipated to be paid by Hitchin' Post. It is possible that upon an acquisition some compensation may be paid to management. On acquisition of a business opportunity, current management may resign and be replaced by persons associated with the business opportunity acquired, particularly if Hitchin' Post participates in a business opportunity by effecting a reorganization, merger or consolidation. If any member of current management remains after effecting a business opportunity acquisition, that member's time commitment will likely be adjusted based on the nature and method of the acquisition and location of the business which cannot be predicted. Compensation of management will be determined by the new board of directors, and shareholders of Hitchin' Post will not have the opportunity to vote on or approve such compensation.

Directors currently receive no compensation for their duties as directors.

EMPLOYMENT AGREEMENTS

Hitchin' Post has not entered into any employment agreements with any of its employees, and employment arrangements are all subject to the discretion of the Company's sole director, Shirley Bethurum.

        PRINCIPAL STOCKHOLDERS

 The following table presents certain information regarding beneficial ownership of Hitchin' Post's Common Stock as of December 6, 1999, by (I) each person known by Hitchin' Post to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of Hitchin' Post, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

                                       Shares        Percent      Percent
                                       Beneficially  Before       After
                                       Owned         Offering     Offering

Name and Address of Beneficial Owner
Offering
----------------------------------     --------      --------     --------
Shirley Bethurum                        800,000        80%        76.19%

CERTAIN TRANSACTIONS

In connection with organizing Hitchin' Post, on June 10, 1996, persons consisting of its officers, directors, and other individuals were issued a total of 1,000 shares of Common Stock without nominal or par value. On November 11, 1999, the outstanding shares were forward split 100 to 1 and the par value was changed to $.001, resulting in a total of 1,000,000 shares outstanding. Under Rule 405 promulgated under the Securities Act of 1933, Ms Bethurum may be deemed to be a promoter of Hitchin' Post. No other persons are known to Management that would be deemed to be promoters.

                           DESCRIPTION OF SECURITIES


The authorized capital stock of Hitchin' Post consists of 100,000,000 shares of Common Stock, $.001 par value per share. Upon consummation of this Offering, there will be outstanding 1,010,000 shares of Common Stock.

                                 COMMON STOCK

Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative coting rights, which means that the holders of more than half of all voting rights with respect to common stock and Preferred Stock can elect all of Hitchin' Post's directors. The Board of Directors is empowered to fill any vacancies on the Board of Directors created by resignations, subject to quorum requirements.

Holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of the
Company available for distribution to such holders upon liquidation.

All outstanding shares of Common Stock are, and the Common Stock offered hereby, upon issuance and sale, will be, fully paid and nonassessable.

                   TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

The transfer agent, warrant agent and registrar for the Common Stock is Alexis Stock Transfer, P.O. Box 1405, Rancho Mirage, CA 92270.

                       SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, Hitchin' Post will have 1,010,000 shares of Common Stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, any share purchased by an affiliate (in general, a person who is in a control relationship with Hitchin' Post), will be subject to the limitations of Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may be deemed affiliates of Hitchin' Post, may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately before to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of Hitchin' Post without regard to volume limitations. Restricted securities held by affiliates must continue, even after the two year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above.

Before this offering, no public market has existed for Hitchin' Post's shares of common stock. However, Hitchin' Post's market maker, National Capital, has applied for a quotation with the National Quotation Bureau's "pink sheets," which application is still pending. No predictions can be made as to the effect, if any, that market shares or the availability of shares for sale will have on the market price prevailing from time to time. The sale, or availability for sale, of substantial amounts of common stock in the public market could adversely affect prevailing market prices.

                                   UNDERWRITING

 This offering is self underwritten by Hitchin' Post through its officers and directors on a best efforts basis. Therefore, there is no underwriter or broker compensation involved, and Hitchin' Post is acting as its own underwriter.

                                   LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon for the Company by Kenneth G. Eade, Santa Barbara, California.

                                     EXPERTS


The Financial Statements and schedules of Hitchin' Post as of December 31, 1999 and 1998 included in this Prospectus and elsewhere in the Registration Statement have been audited by Robinson, Hill & Co., independent public accountants for Hitchin' Post, as set forth in its reports thereon appearing elsewhere herein, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

                              ADDITIONAL INFORMATION

 Hitchin' Post has filed with the S.E.C. a registration statement on Form SB-2 under Securities Act, with respect to the securities. This prospectus, which forms a part of the registration statements, does not contain all of the information set forth in the registration statement as permitted by applicable S.E.C. rules and regulations.
Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the S.E.C.'s public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the
Internet at http://www.sec.gov.

Hitchin' Post will furnish to its shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

                 INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

HITCHIN' POST INCORPORATED

Independent Auditor's Report ............................................. F-1

Balance Sheets
 December 31, 1999 and 1998 .............................................. F-2

Statements of Operations
 For the Years Ended December 31, 1999 and 1998 .......................... F-3

Statements of Changes in Stockholders' Equity
 For the Years Ended December 31, 1999 and 1998 .......................... F-4

Statements of Cash Flows
 For the Years Ended December 31, 1999 and 1998 .......................... F-5

Notes to Consolidated Financial Statements ............................... F-6


                           INDEPENDENT AUDITORS' REPORT

Hitchin' Post Incorporated
(A Development Stage Company)

We have audited the accompanying balance sheets of Hitchin' Post
Incorporated (a
development stage company) as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity, and cash flows for the two years ended December 31, 1999. These financial statements are the responsibility of Hitchin' Post's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hitchin' Post Incorporated (a development stage company) as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the two years ended December 31, 1999 in conformity with generally accepted accounting principles.

Respectfully submitted

ROBISON, HILL & CO.
Certified Public Accountants
Salt Lake City, Utah
January 7, 2000

[CAPTION]

HITCHIN' POST INCORPORATED
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
                                                        December 31,
                                                   ---------------------
                                                       1999   1998
                                                     ------- -------

Assets: ............................................  $ --   $ --
                                                    =======  =======

Liabilities - Accounts Payable .....................  $ --   $ 200
                                                    -------  -------

Stockholders' Equity:
 Common Stock, Par value $.001

 Authorized 100,000,000 shares,
 Issued 1,000,000 shares at December 31,

 1999 and 1998 ..................................    1,000   1,000
 Paid-In Capital ..................................    440      --
 Retained Deficit ................................. (1,200) (1,200)
 Deficit Accumulated During the
 Development Stage ..............................     (240)     --
                                                     -------  -------

  Total Stockholders' Equity ....................       --    (200)
                                                     -------  -------
  Total Liabilities and

  Stockholders' Equity ........................    $    --   $   --
                                                    =======  =======

[CAPTION]
HITCHIN' POST INCORPORATED
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
                                                                 Cumulative
                                               For year ended    Since
Inception

                                               December 31,      of Development
                                               --------------    Stage
                                               1999    1998
                                               -----  -----
---------------
Revenues: ..................................  $--     $  --     $         --

Expenses: ..................................  240       100               240
                                             -----     -----             -----

  Net Loss ................................ $(240)    $(100)    $        (240)
                                             -----     -----             -----

Basic & Diluted loss per share .............$  --     $   --
                                             =====     =====            ======

[CAPTION]
HITCHIN' POST INCORPORATED
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                              Common Stock    Add'l Paid-
                                          Shares      Amount  In Capital
Accumulated

Deficit         Total
                                          ------      ------  ----------
-----------    ------

Balance at May 23, 1996 (inception)         --       $  --    $  --
$ --          $  --

June 10, 1996 Issuance of Stock for
Services and payment

 of Accounts Payable ..............       1,000       1,000      --
  --             --

Net Loss ..........................         --          --       --
  (1,000)        --
                                          ------      ------  ----------
-----------    ------

Balance at December 31, 1996 ......         --          --       --
  (1,000)        --

Net Loss ..........................         --          --       --
     100         --
                                          ------      ------  ----------
-----------    ------

Balance at December 31, 1997

 As Originally Reported ...........       1,000       1,000      --
  (1,100)        --

Retroactive adjustment for 1,000

 to 1 stock split November 11, 1999     999,000         --       --
   --
                                        ---------     ------  ----------
-----------    ------
Restated balance January 1, 1998 ..   1,000,000       1,000      --
  (1,100)        --

Net Loss ..........................      --             --       --
    (100)        --
                                       -------        ------  ----------
-----------    ------
Balance at December 31, 1998 ......   1,000,000       1,000      --
  (1,200)        --

Capital contributed by Shareholder       --             --      440
   --            --
Net Loss ..........................      --             --       --
   --          (240)
                                       -------        ------  ----------
-----------    ------

Balance at December 31, 1999 ......   1,000,000    $  1,000   $ 440
  (1,200)     $(240)
                                      =========       ====== ===========
===========    ======


[CAPTION]
HITCHIN' POST INCORPORATED
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
                                                                 Cumulative
                                               For year ended    Since
Inception

                                               December 31,      of Development
                                               ---------------   Stage
                                               1999       1998
                                              ------     ------        -----
CASH FLOWS FROM OPERATING
ACTIVITIES:

Net Loss ..............................       $(240)     $(100)       $(240)
Increase (Decrease) in Accounts Payable        (200)       100         (200)
                                               -----      -----        -----
 Net Cash Used in operating activities         (440)        --         (440)

CASH FLOWS FROM INVESTING
ACTIVITIES:
Net cash provided by

 investing activities                            --         --
                                               -----      -----        -----
CASH FLOWS FROM FINANCING
ACTIVITIES:

Capital contributed by shareholder              440         --          440
                                               -----      -----        -----
Net Cash Provided by

 Financing Activities                           440         --          440

                                               -----      -----        -----

Net (Decrease) Increase in
 Cash and Cash Equivalents                       --         --           --
Cash and Cash Equivalents
 at Beginning of Period                          --         --           --
                                               -----      -----        -----
Cash and Cash Equivalents

 at End of Period                             $  --     $   --         $
                                               =====     =====         =====

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:

 Interest                                     $  --     $   --         $ --
 Franchise and income taxes                   $  300    $   --         $ 300


SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
FINANCING ACTIVITIES: None

[CAPTION]
HITCHIN' POST INCORPORATED
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of accounting policies for Hitchin' Post Incorporated is presented to assist in understanding Hitchin' Post's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

ORGANIZATION AND BASIS OF PRESENTATION


Hitchin' Post was incorporated under the laws of the State of Nevada on May 23, 1996. Hitchin' Post ceased all operating activities during the period from May 23,
1996 to June 5, 1999 and was considered dormant. Since June 5, 1999,
Hitchin' Post
is in the development stage, and has not commenced planned principal operations.

NATURE OF BUSINESS

Hitchin' Post has no products or services as of December 31, 1999. Hitchin' Post was organized as a vehicle to seek merger or acquisition candidates. Hitchin' Post intends to acquire interests in various business opportunities, which in the opinion of management will provide a profit to Hitchin' Post.

CASH AND CASH EQUIVALENTS


For purposes of the statement of cash flows, Hitchin' Post considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

PERVASIVENESS OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

LOSS PER SHARE

The reconciliations of the numerators and denominators of the basic loss per share computations are as follows:

                                 Per-Share
                          INCOME  SHARES  AMOUNT
                         (Numerator) (Denominator)

           FOR THE YEAR ENDED DECEMBER 31, 1999
Basic Loss per Share

Loss to common shareholders ............         $ (240)    1,000,000   $  --

                                                 =========  ========= =========
           FOR THE YEAR ENDED DECEMBER 31, 1998
Basic Loss per Share

Loss to common shareholders ............         $ (100)    1,000,000   $  --
                                                =========  ========= =========

The effect of outstanding common stock equivalents would be anti-dilution for December 31, 1999 and 1998 and are thus not considered.

NOTE 2 - INCOME TAXES

As of December 31, 1999, Hitchin' Post had a net operating loss carry forward for income tax reporting purposes of approximately $1,000 that may be offset against future taxable income through 2011. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because Hitchin' Post believes there is a 50% or greater chance the carry forwards will expire unused. Accordingly, the potential tax benefits of the loss carry forwards are offset by a valuation allowance of the same amount.

NOTE 3 - DEVELOPMENT STAGE COMPANY

Hitchin' Post has not begun principal operations and as is common with a development stage company, Hitchin' Post has had recurring losses during its development stage.

NOTE 4 - COMMITMENTS

As of December 31, 1999 all activities of Hitchin' Post have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by Hitchin' Post for the use of these facilities and there are no commitments for future use of the facilities.

NOTE 5 - STOCK SPLIT

On November 11, 1999 the Board of Directors authorized 1,000 to 1 stock split,

changed the authorized number of shares to 100,000,000 shares and the par value to $.001 for Hitchin' Post's common stock. As a result of the split, 999,000 shares were issued. All references in the accompanying financial statements to the number of common shares and per-share amounts for 1999 and 1998 have been restated to reflect the stock split.


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY Hitchin' Post OR BY THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANY PERSON IN ANY JURISDICTION
IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME AFTER
THE DATE OF THIS PROSPECTUS.

        TABLE OF CONTENTS

             PAGE
          ---------

Available Information...........................
Prospectus Summary..............................
Risk Factors....................................
Use of Proceeds.................................
Dividend Policy.................................
Price Range of Securities.......................
Capitalization..................................
Dilution........................................
Selected Consolidated Financial Data............
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations....................................
Business........................................
Management......................................
Certain Transactions............................
Principal Stockholders..........................
Description of Securities.......................
Shares Eligible for Future Sale.................
Underwriting....................................
Legal Matters...................................
Experts.........................................
Index to Financial Statements...................



HITCHIN' POST INCORPORATED
10,000 SHARES OF COMMON STOCK
-------------
PROSPECTUS
-------------
MARCH 2, 2000


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

NRS 78.751 provides that Hitchin' Post may provide in its articles of incorporation, by laws or by agreement, to indemnify Hitchin' Post's officers and directors and affects their liability in that capacity, for any and all costs incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law. Hitchin' Post's By-Laws and Articles of Incorporation, as amended, substantively provide that Hitchin' Post indemnify its officers, directors, employees and agents to the fullest extent permitted by NRS 78.751.

ITEM 25. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

The Registrant estimates that expenses payable by it in connection with the Offering described in this Registration Statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:

SEC registration fee........................................... $
Printing and engraving expenses................................ $500
Accounting fees and expenses................................... $0
Legal fees and expenses (other than Blue Sky).................. $12,000
Blue sky fees and expenses (including legal and filing fees)... $1,000
Miscellaneous.................................................. $1,000
                                                                -------
 Total........................................................ $14,500
                                                                -------
                                                                -------



ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following securities were issued by Hitchin' Post within the past three years and were not registered under the Securities Act.

In connection with organizing Hitchin' Post, on June 10, 1996, persons consisting of its officers, directors, and other individuals were issued a total of 1,000 shares of Common Stock without nominal or par value, pursuant to the exemption from registration contained within Section 4(2) of the Securities Act of 1933, to company officers, directors, and individuals with a relationship to Company officers and directors. On November 11, 1999, the outstanding shares were forward split 100 to 1 and the par value was changed to $.001, resulting in a total of 1,000,000 shares outstanding.

ITEM 27. EXHIBITS

 (a) The following exhibits are filed as part of this Registration Statement:

 EXHIBIT
 NUMBER               DESCRIPTION
-----------           -------------------------------------

  3.1                 Articles of Incorporation
  3.2                 Amendment to Articles of Incorporation
  3.4                 By-Laws
  4.1                 Form of Common Stock Certificate
  5.1                 Opinion of Kenneth G. Eade, Attorney at Law
                     (including consent)
  23.1                Consent of Robinson, Hill & Co.
  23.2                Consent of Kenneth G. Eade(filed as part of Exhibit 5.1)

ITEM 28. UNDERTAKINGS.

 The undersigned Company hereby undertakes to:

(a) (1) File, during any period in which it offers or sells securities, a post effective amendment to this Registration Statement to:

(I) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration

Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution. (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering. (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Hitchin' Post pursuant to the provisions referred to under Item
24 of
this Registration Statement, or otherwise, Hitchin' Post has been advised that in the opinion of the Hitchin' Post S.E.C. such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

 If a claim for indemnification against such liabilities (other than the payment by Hitchin' Post of expenses incurred or paid by a director, officer or a controlling person of Hitchin' Post in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Hitchin' Post will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f) (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by Hitchin' Post under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

II-6

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Palm Desert, state of California, on MARCH 2, 2000.

HITCHIN' POST INCORPORATED

BY:  SHIRLEY A. BETHURUM
------------------------------------
Shirley A. Bethurum, Chief Executive
Officer/President/Secretary/Director

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

   SIGNATURE                        TITLE                     DATE
   ---------                        -----                     -----


 SHIRLEY A. BETHURUM         Chief Executive Officer      March 2, 2000
________________________     Secretary/Director
  Shirley A. Bethurum


EX-1.1

EXHIBIT 1.1
ARTICLES OF INCORPORATION
OF HITCHIN' POST INCORPORATED

FIRST. The name of the corporation is:

                              HITCHIN' POST INCORPORATED

SECOND. Its registered office in the State of Nevada is located at 2533 North Carson Street, Carson City, Nevada 89706 that this Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

THIRD. The objects for which this Corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

(A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

(B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law. Shall have power to sue and be sued in any court of law or equity.

D) Shall have power to make contracts.

E) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchise. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

G) Shall have power to appoint such offices and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

H) Shall have power to make By-Laws not inconsistent with the constitution or Laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

I) Shall have power to wind up and dissolve itself, or be wound up or dissolved.


J) Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or non-use shall not in any way affect the legality of the document.

K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights,

privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

L) Shall have power to guarantee, purchase, hold sell, assign, transfer,

mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidence of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefore its capital, capital surplus, surplus, or other property of fund.

N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada,

and in any one of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of the incorporation, or any amendment thereof.


P) Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.

Q) Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities, as may be allowed by law.

FOURTH. That the total number of common stock authorized that may be issued by the Corporation is TWENTY-FIVE THOUSAND (25,000) shares of stock without nominal or par value and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed by the Board of Directors.


FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

The name and post office address of the first Board of Directors shall be one
(1) in number and listed as follows:

                                 Robert Seligman
                             2533 North Carson Street
                            Carson City, Nevada 89706

SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

                                 Robert Seligman
                             2533 North Carson Street
                            Carson City, Nevada 89706

EIGHTH. The resident agent for this corporation shall be:

                            LAUGHLIN ASSOCIATES, INC.

The address of said agent, and the registered or statutory address of this corporation in the State of Nevada, shall be:

                           2533 North Carson Street
                          Carson City, Nevada 89706

NINTH. The corporation is to have perpetual existence.

TENTH. In furtherance and not in limitation of the power conferred by statue,

the Board of Directors is expressly authorized, Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the

Corporation. To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation. By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more or the Directors of the

Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors. When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of Directors deems expedient and for the best interest of the Corporation.

ELEVENTH. No shareholder shall be entitled as a matter of rights to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

TWELFTH. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of section 78.300 of the Nevada Revised

Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions before such repeal or modification.

THIRTEENTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.


I, THE UNDERSIGNED, being the Incorporator hereinbefore name for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do ,make and files these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 22nd day of May, 1996.

_______________________
Robert Seligman

STATE OF NEVADA )
                ) ss.:
CARSON CITY     )

On this 22nd day of May 1996, in Carson City, Nevada before me, the undersigned, a Notary Public in and for Carson City, State of Nevada, personally appeared Robert Seligman. Known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same.

___________________________
Notary Public


I, Laughlin Associates, Inc. hereby accept as Resident Agent for the previously named Corporation.

Date:  May 22, 1996

___________________________
Executive Vice President

[CAPTION]
CERTIFICATE OF AMENDMENT OF ARTICLES OF INC.

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

(After Issuance of Stock)

HITCHIN' POST INCORPORATED

I, the undersigned, Shirley Bethurum, President and Secretary of
Hitchin' Post Incorporated, do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held on the 11th day of November 1999, adopted a resolution to amend the original Articles of Incorporation as follows;

RESOLVED: That the Corporation declare a 1000 to 1 forward stock split;

RESOLVED: That the number of shares of the corporation issued and entitled to vote on an amendment to the Articles of Incorporation is 1,000,000;

RESOLVED: That the authorized stock of Hitchin' Post be and is hereby amended as follows;

100,000,000 shares of Common Stock with a par value of $.001 share.

RESOLVED: That the said change(s) and amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

_____________________
President

[CAPTION]
BYLAWS OF "HITICHIN' POST INCORPORATED "(the "Corporation")

Article I.   Office

The Board of Directors shall designate and the Corporation shall maintain a principal office. The location of the principal office may be changed by the Board of Directors. The Corporation also may have offices in such other places as the Board may from time to time designate.

Article II.  Shareholders Meetings

 1. Annual Meetings


The annual meeting of the shareholders of the Corporation shall be held at such place within or outside the State of Nevada as shall be set forth in compliance with these Bylaws. The meeting shall be held during the month of June of each year. If such day is a legal holiday, the meeting may be on the next business day. This meeting shall be for the election of Directors and for the transaction of such other business as may properly come before it.

2. Special Meetings


Special meetings of shareholders, other than those regulated by statute, may be called by the President upon written request of the holders of fifty percent or more of the outstanding shares entitled to vote at such special meeting. Written notice of such meeting stating the place, the date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or at whose direction the meeting is called shall be given.

3. Notice of Shareholders Meetings


The Secretary shall give written notice stating the place, day, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, which shall be delivered not less than ten or more than fifty days before the date of the meeting, either personally or by mail to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the books of the Corporation, with postage thereon prepaid. Attendance at the meeting shall constitute a waiver of notice thereof.

4. Place of Meeting

The Board of Directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Nevada, as the place for the holding of such meeting. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Corporation.

5. Record Date

The Board of Directors may fix a date not less than ten nor more than sixty days before to any meeting as the record date for the purpose of determining shareholders entitled to notice of and to vote at such meetings of the shareholders. The transfer books may be closed by the Board of Directors for a stated period not to exceed fifty days for the purpose of determining shareholders entitled to receive payment of any dividend, or to make a determination of shareholders for any other purpose.

 6. Quorum

A majority of the outstanding shares of the Corporation entitled to vote,

represented in person, telephonically or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At a meeting resumed after any such adjournment at which a quorum shall be present or represented, any business may be transacted, which might have been transacted at the meeting as originally noticed.

7. Voting

A holder of an outstanding share, entitled to vote at a meeting, may vote at such meeting in person or by proxy. Except as may otherwise be provided in the currently filed Articles of incorporation, every shareholder shall be entitled to one vote for each share standing in his name on the record of shareholders. Except as herein or in the currently filed Articles of Incorporation otherwise provided, all corporate action shall be determined by a majority of the vote's cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

8. Proxies

At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the

Corporation before or at the time of the meeting. No proxy shall be valid after six months from the date of its execution.

9. Informal Action by Shareholders

Any action required to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken,

shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof.

Article III.  Board Of Directors

1. General Powers

The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may adopt such rules and regulations for he conduct of their meetings and the management of the Corporation as they deem appropriate under the circumstances. The Board shall have authority to authorize changes in the Corporation's capital structure.

2. Number, Tenure and Qualification

The number of Directors of the Corporation shall be a number between one and five, as the Directors may by resolution determine from time to time. Each of the Directors shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

3. Regular Meetings

A regular meeting of the Board of Directors shall be held without other notice than by this Bylaw, immediately after and, at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than this resolution.

4. Special Meetings

Special meetings of the Board of Directors may be called by order of the Chairman of the Board or the President. The Secretary shall give notice of the time, place and purpose or purposes of each special meeting by mailing the same at least two days before the meeting or by telephone, telegraphing or telecopying the same at least one day before the meeting to each Director. Meeting of the Board of Directors may be held by telephone conference call.

5. Quorum

A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. At any meeting at which every Director shall be present, even though without any formal notice, any business may be transacted.

6. Manner of Acting

At all meetings of the Board of Directors, each Director shall have one vote.

The act of a majority of Directors present at a meeting shall be the act of the full Board of Directors, provided that a quorum is present.

7. Vacancies

A vacancy in the Board of Directors shall be deemed to exist in the case of death, resignation, or removal of any Director, or if the authorized number of Directors is increased, or if the shareholders fail, at any meeting of the shareholders, at which any Director is to be elected, to elect the full authorized number of Director to be elected at that meeting.

8. Removals

Directors may be removed, at any time, by a vote of the shareholders holding a majority of the shares outstanding and entitled to vote. Such vacancy shall be filled by the Directors then in office, though less than a quorum, to hold office until the next annual meeting or until his successor is duly elected and qualified, except that any directorship to be filled by election by the shareholders at the meeting at which the Director is removed. No reduction of the authorized number of Directors shall have the effect of removing any Director before the expiration of his term of office.

9. Resignation


A Director may resign at any time by delivering written notification thereof to the President or Secretary of the Corporation. A resignation shall become effective upon its acceptance by the Board of Directors; provided, however, that if the Board of Directors has not acted thereon within ten days from the date of its delivery, the resignation shall be deemed accepted.

10. Presumption of Assent

A Director of the Corporation who is present at a meeting of the Board of

Directors at which action on any corporate matter is taken shall be presumed to have assented to the action(s) taken unless his dissent shall be placed in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

11. Compensation

By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

12. Emergency Power

When, due to a national disaster or death, a majority of the Directors are incapacitated or otherwise unable to attend the meetings and function as Directors, the remaining members of the Board of Directors shall have all the powers necessary to function as a complete Board, and for the purpose of doing business and filling vacancies shall constitute a quorum, until such time as all
Directors can attend or vacancies can be filled pursuant to these Bylaws.

13. Chairman

The Board of Directors may elect from its own number a Chairman of the Board, who shall preside at all meetings of the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors. The Chairman may by appointment fill any vacancies on the Board of Directors.

Article IV.   Officers

1. Number

The Officers of the Corporation shall be a President, one or more Vice Presidents, and a Secretary Treasurer, each of whom shall be elected by a majority of the Board of Directors. Such other Officers and assistant Officers as may be deemed necessary may be elected or appointed by Board of Directors. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Any two or more offices may be held by the same person. Officers may or may not be Directors or shareholders of the Corporation.

2. Election and Term of Office

The Officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of

Officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each Officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3. Resignations

Any Officer may resign at any time by delivering a written resignation either to the President or to the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

4. Removal

Any Officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an Officer or agent shall not of itself create contract rights. Any such removal shall require a majority vote of the Board of Directors, exclusive of the Officer in question if he is also a Director.

5. Vacancies

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, or if a new office shall be created, may be filled by the Board of
Directors for the un-expired portion of the term.

6. President

The President shall be the chief executive and administrative Officer of the Corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, at meetings of the Board of Directors. He shall exercise such duties as customarily pertain to the office of President and shall have general and active supervision over the property, business, and affairs of the Corporation and over its several Officers, agents, or employees other than those appointed by the Board of Directors. He may sign, execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations, and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

7. Vice President

The Vice President shall have such powers and perform such duties as may be assigned to him by the Board of Directors or the President. In the absence or disability of the President, the Vice President designated by the Board or the President shall perform the duties and exercise the powers of the President. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

8. Secretary


The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors and, to the extent ordered by the Board of Directors or the President, the minutes of meetings of all committees. He shall cause notice to be given of meetings of stockholders, of the Board of Directors, and of any committee appointed by the Board. He shall have custody of the corporate seal and general charge of the records, documents and papers of the Corporation not pertaining to the performance of the duties vested in other Officers, which shall at all reasonable times be open to the examination of any Directors. He may sign or execute contracts with the President or a Vice President thereunto authorized in the name of the Corporation and affix the seal of the Corporation thereto. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

9. Treasurer

The Treasurer shall have general custody of the collection and disbursement of funds of the Corporation. He shall endorse on behalf of the Corporation for collection checks, notes and other obligations, and shall deposit the same to the credit accounts to any Director of the Corporation upon application at the office of the Corporation during business hours; and, whenever required by the Board of Directors or the President, shall render a statement of his accounts. He shall perform such other duties as may be prescribed from time to time by the
Board of Directors or by the Bylaws.

10. Other Officers

Other Officers shall perform such duties and shall have such powers as may be assigned to them by the Board of Directors.

11. Salaries

The salaries or other compensation of the Officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate Officers or agents. No Officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a Director of the Corporation.

12. Surety Bonds

In case the Board of Directors shall so require, any Officer or agent of the Corporation shall execute to the Corporation a bond in such sums and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, moneys or securities of the Corporation, which may come into his hands.

Article V.  Contracts, Loans, Checks And Deposits

1. Contracts

The Board of Directors may authorize any Officer or Officers, agent or agents,

to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

2. Loans

No loan or advance shall be contracted on behalf of the Corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the Corporation shall be mortgaged, pledged, hypothecated or transferred as security for the payment of any loan, advance, indebtedness or liability of the Corporation unless and except as authorized by the Board of Directors. Any such authorization may be general or confined to specific instances.

3. Deposits

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by an Officer or agent of the Corporation authorized to do so by the Board of Directors.

4. Checks and Drafts

All notes, drafts, acceptances, checks, endorsements and evidence of indebtedness of the Corporation shall be signed by such Officer or Officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposits to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors may from time to time determine.

5. Bonds and Debentures

Every bond or debenture issued by the Corporation shall be in the form of an appropriate legal writing, which shall be signed by the President or Vice

President and by the Treasurer or by the Secretary, and sealed with the seal of the Corporation. The seal may be facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized Officer of the Corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the
Corporation's Officers named thereon may be facsimile. In case any Officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an Officer of the Corporation for any reason before the same has been delivered by the Corporation, such bond or debenture may nevertheless be adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such Officer.

Article VI  Capital Stock

1. Certificate of Share

The shares of the Corporation shall be represented by certificates prepared by the Board of Directors and signed by the President. The signatures of such Officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or one of its employees. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the

Corporation. All certificates surrendered to the Corporation for transfer shall be canceled except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

2. Transfer of Shares


 Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The corporation authorizes the transfer of shares without medallion guarantee, such transfers will be guaranteed by the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

3. Transfer Agent and Registrar

The Board of Directors of shall have the power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars.

4. Lost or Destroyed Certificates

The Corporation may issue a new certificate to replace any certificate theretofore issued by it alleged to have been lost or destroyed. The Board of Directors may require the owner of such a certificate or his legal representative to give the Corporation a bond in such sum and with such sureties as the Board of Directors may direct to indemnify the Corporation as transfer agents and registrars, if any, against claims that may be made on account of the issuance of such new certificates. A new certificate may be issued without requiring any bond.

5. Consideration for Shares

The capital stock of the Corporation shall be issued for such consideration as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the determination of the Board of Directors as to the value of any property or services received in full or partial payment of shares shall be conclusive.

6. Registered Shareholders

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof, in fact, and shall not be bound to recognize any equitable or other claim to or on behalf of this Corporation to any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

Article VII.    Indemnification

No Officer or Director shall be personally liable for any obligations of the

Corporation or for any duties or obligations arising out of any acts or conduct of said Officer or Director performed for or on behalf of the Corporation. The Corporation shall and does hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter as a Director or Officer of the Corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of his having heretofore or hereafter been a Director or Officer of the Corporation, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him as such Director or Officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the Nevada Revised Statutes; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The Corporation, its Directors,

Officers, employees and agents shall be fully protected in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel.

Article VIII.      Notice

Whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of the Articles of Incorporation, or under the provisions of the Nevada Statutes, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Attendance at any meeting shall constitute a waiver of notice of such meetings, except where attendance is for the express purpose of objecting to the holding of that meeting.

Article IX.      Amendments

These Bylaws may be altered, amended, repealed, or new Bylaws adopted by a majority of the entire Board of Directors at any regular or special meeting. Any
Bylaw adopted by the Board may be repealed or changed by the action of the shareholders.

Article X.       Fiscal Year

The fiscal year of the Corporation shall be fixed and may be varied by resolution of the Board of Directors.

Article XI.      Dividends

The Board of Directors may at any regular or special meeting, as they deem advisable, declare dividends payable out of the surplus of the Corporation.

Article XII.     Corporate Seal

The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the year of incorporation. Such seal is not mandatory that it be affixed to the corporate documents.

June 10, 1996

_______________________
    Secretary

Exhibit 4.1
[CAPTION] SPECIMEN OF COMMON STOCK CERTIFICATE HITCHIN' POST, INC.


[________]NUMBER SHARES [________] INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA 100,000,000 SHARES COMMON STOCK AUTHORIZED, $.001 PAR VALUE COMMON
STOCK
CUSIP
                            SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFIES THAT

Is the RECORD HOLDER OF   SHARES OF FULLY PAID AND NON-ASSESSABLE SHARES OF
COMMON STOCK OF HITCHIN' POST INCORPORATED TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE LAWS OF THE STATE OF NEVADA, AND TO THE
CERTIFICATE OF
INCORPORATION AND BYLAWS OF THE CORPORATION, AS NOW OR HEREAFTER AMENDED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT.

WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.

Dated:

[SEAL OF HITCHIN' POST INCORPORATED]

SHIRLEY BETHURUM      SHIRLEY BETHURUM
- -------------------      ---------------------
President                     Secretary

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common   UNIF GIFT MIN ACT - ____Custodian____
TEN ENT - as tenants by the entireties      (Cust)  (Minor)
JT TEN - as joint tenants with right   under Uniform Gifts to Minors Act
of survivorship and not as tenants in common
________________________
         (State)

Additional abbreviation may also be used though not in above list.

FOR VALUE RECEIVED, _________hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------

---------------------------------------

__________________________________________________________________________
(Please print or typewrite name and address including zip code of assignee)

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________
Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

__________________________________________________________________________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

EXHIBIT 5.1 OPINION OF COUNSEL AND CONSENT

March 1, 2000

Board of Directors
Hitchin' Post Incorporated
44489 Town Center Way
Palm Desert, CA 92260-2723

     Re: Hitchin' Post Incorporated

Gentlemen:

The undersigned is counsel for Hitchin' Post Incorporated. I have been requested to render an opinion on the tradeability of the 10,000 shares of Hitchin' Post proposed to be sold pursuant the Hitchin' Post's Registration Statement on Form SB-2. In rendering this opinion, I have reviewed Hitchin' Post's
Registration on
Form SB-2, Hitchin' Post's Form 10SB, company articles of incorporation and by laws and other corporate documents. All representations made to me in the company documents and by company officers and directors are deemed to be accurate. It is my opinion that the shares to be issued will be free trading shares. It is further my opinion that:

  1. Hitchin' Post is a corporation duly organized, validly existing and in good standing and is qualified to do business in each jurisdiction in which such qualification is required.

  2. That the shares of common stock to be issued by Hitchin' Post have been reserved and, when issued, will be duly and properly approved by Hitchin' Post's
Board of Directors.

  3. That the shares of stock, when and as issued, will be fully paid and non-assessable, and will be a valid and binding obligation of the corporation.


  4. That the shares of common stock have not been but will be registered under the Securities Act of 1933, as amended (the "Act"), and will be registered by coordination with or exempt from the securities laws of the state jurisdictions in which they will be sold.

  I hereby consent to the use of this opinion in Hitchin' Post's Registration Statement on Form SB-2. Please feel free to contact the undersigned should you have any further questions regarding this matter.

Very truly yours,

  Kenneth G. Eade
____________________
  KENNETH G. EADE

[CAPTION]
CONSENT OF INDEPENDENT ACCOUNTANT We consent to the incorporation by reference in the Registration Statement on From SB-2 our report dated January 7, 2000 and the related statements of income, stockholder's equity, and cash flows for the years then ended.

ROBINSON, HILL & CO.
ROBINSON, HILL & CO.
Certified Public Accountants
Salt Lake City, Utah
March 1, 2000